Exhibit 10.12

ENZYMOTEC LTD.

Co. No. 51-260924-9

EMPLOYEE SHARE OPTION PLAN (1999)

A. NAME AND PURPOSE

1.	Name: This plan, as amended from time to time, shall be known as the Enzymotec Ltd. Employee Share Option Plan (1999) (the "Plan").

2.	Purpose: The purpose and intent of the Plan is to provide incentives to employees of Enzymotec Ltd. (the "Company"), by providing them with opportunities to purchase shares in the Company, pursuant to the Plan that was approved by the Board of Directors of the Company.

B. GENERAL TERMS AND CONDITIONS OF THE PLAN

3.	Administration:

3.1	The Plan will be administered by a Share Option Committee (the "Committee"), which will consist of such number of Directors of the Company (not less than two in number), as may be fixed from time to time by the Board of Directors of the Company. The Board of Directors shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.

3.2	The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions at a meeting of the Committee at which a majority of its members are present or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.3	The Committee shall fulfill only advisory tasks with respect to
(i) designating participants ("Grantees") and (ii) approving the grant of Options to the Grantees. Without derogating from the foregoing, the Committee shall be authorized to issue shares underlying Options, which have been granted by the Board of Directors and duly exercised pursuant to the provisions hereof, all in accordance with section 112(a)(5) of the Israeli Companies Law.

3.4	Subject to the general terms and conditions of this Plan, the Committee shall have full authority in its discretion, from time to time and at any time, to determine (i) the terms and conditions of respective option agreements with each Grantee including, but not limited to the time or times and conditions on which the Option Awards may be exercised (including without limitation the accomplishment of various milestones by the Grantee); (ii) to interpret the provisions and supervise the administration of the Plan, and/or (iii) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan

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3.5	The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option Award granted thereunder.

3.6	The interpretation and construction by the Committee of any provision of the Plan or of any Option Award thereunder shall be final and conclusive unless otherwise determined by the Board of Directors.

4.	Eligible Grantees:

4.1	No Option Award may be granted pursuant to this Plan to any person serving as a member of the Committee at the time of the grant, unless it is in accordance with the provisions of the Israeli Companies Law.

4.2	Subject to this limitation and any restriction imposed by applicable law, Option Awards may be granted to any officer, key employee or other employee of the Company, whether or not a Director of the Company. The grant of an Option Award to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other share incentive or share option plan of the Company or any of its related companies.

5.	Trustee: The Option Awards and/or shares in the Company which will be issued upon the exercise of the Option Awards may be held in trust, by Advocate Doron Latzer, of Eitan Pearl, Latzer & Cohen Zedek as trustee (the "Trustee"). The Trustee shall hold the same pursuant to the Company's instructions from time to time. The Trustee shall not use the voting rights vested in such shares and shall not exercise such rights in any way whatsoever.

6.	Reserved Shares: The Company has reserved 1,000 authorized but unissued ordinary shares (nominal value NIS 0.01 per share) of the Company for purposes of the Plan, subject to adjustment as provided in paragraph 11 hereof. Any shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant through Option Awards under the Plan.

7.	Option Awards:

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7.1	The Board of Directors of the Company in its discretion may award to Grantees options to purchase shares in the Company available under the Plan ("Option Awards"). The Plan is intended to be a Section 102 Employee Option Plan within the meaning of the Israel Income Tax Ordinance (New Version). Option Awards may be granted at any time after this Plan has been approved by the Board of Directors of the Company (or prior to this Plan being so approved, provided that the grant of such Option Awards is made subject to such approval) and the shares reserved for the Plan have been effectively created. The date of grant of each Option Award shall be the date specified by the Committee at the time such award is made, subject to the applicable law.

7.1A	Notwithstanding anything contained herein, an Option Award may not become exercisable (i.e. vest) before the first anniversary of the Grantee's employment with the Company.

7.2	The instrument granting an Option Award shall state, inter alia, the number of shares covered thereby, the dates when it may be exercised (subject to paragraph 9.1), the exercise price, the schedule on which such shares may be paid for and such other terms and conditions as the Committee in its discretion may prescribe, provided that they are consistent with this Plan.

8.	Option Price: The price per share covered by each Option Award shall be determined by the Committee on the date of grant on an individual basis, subject to any guidelines as may be determined by the Board of Directors from time to time; provided, however, that such option price shall be not less than the nominal value of the shares underlying the Option Award.

9.	Exercise of Option Award:

9.1	Option Awards shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan; provided, however, that in no event shall an Option Award be exercisable after the expiration of ten (10) years from the date such Option Award is granted.

9.2	An Option Award, or any part thereof, shall be exercisable by the Grantee's signing and returning to the Company at its principal office (and to the Trustee, where applicable), a "Notice of Exercise" in such form and substance as may be prescribed by the Committee from time to time.

9.3	Anything herein to the contrary notwithstanding, but without derogating from the provisions of paragraph 10 hereof, if any Option Award, or any part thereof, has not been exercised and the shares covered thereby not paid for within ten (10) years after the date of grant (or any other period set forth in the instrument granting such Option Award pursuant to paragraph 7), such Option Award, or such part thereof, and the right to acquire such shares shall terminate, all interests and rights of the Grantee in and to the same shall expire, and, in the event that in connection therewith any shares are held in trust as aforesaid, such trust shall expire and the Trustee shall thereafter hold such shares in an unallocated pool until instructed by the Company that some or all of such shares are again to be held in trust for one or more Grantees.

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9.4	Each payment for shares under an Option Award shall be in respect of a whole number of shares, shall be effected in cash or by a cashier's or certified check payable to the order of the Company, or such other method of payment acceptable to the Company as determined by the Committee, and shall be accompanied by a notice stating the number of shares being paid for thereby.

9.5	Upon the exercise of an Option Award, a Grantee shall have no shareholder rights until the shares are issued, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall issue (or cause to be issued) such shares promptly after the Option Award is exercised. No adjustment will be made for a dividend or other shareholders' right, for which the record date precedes the date of issuance of the shares, except as provided in section 11 hereof.

9.6	Upon the exercise of an Option Award, the Grantee shall execute an irrevocable proxy, in such form as may be required by the Company, in favor of the Chairman of the Board of Directors of the Company or the Chief Executive Officer of the Company, who shall be entitled to use the voting rights vested in such shares only in accordance with the vote of the majority of the shareholders. This irrevocable proxy shall be of no force or effect upon the consummation of any of the following events: (i) an initial public offering of the Company's securities; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction, the principal purpose of which is to change the state in which the Company is incorporated; (iii) the sale, transfer or other disposition of all or substantially all of the Company's assets; or (iv) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

10.	Termination of Employment:

10.1	In General: Subject to the provisions of paragraphs 10.2, 10.3 and 10.4 hereof, if a Grantee should voluntarily cease to be employed by the Company, for any reason other than Disability (as such term is defined in paragraph 10.3), all of his rights, if any, in respect of all Option Awards granted to him under the Plan, other than those which are exercisable at the date of cessation of employment or may be exercised within 3 months of cessation of employment, shall terminate, and all of his rights in respect of Option Awards which are exercisable at the date of cessation of employment or may be exercised within three months of cessation of employment and which are not exercised within three months of cessation of employment, shall terminate upon the expiration of such three-month period. For the purpose of this paragraph 10.1, the employment of the Grantee shall be deemed to have ceased upon the date of actual termination of employment relations between the Grantee and the Company.

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10.2	If Grantee is discharged from the employment of the Company or of a subsidiary thereof, all of his rights, if any, in respect of all Option Awards granted to him under the Plan, other than those which are exercisable at the date of cessation of employment or may be exercised within 3 months of cessation of employment, shall terminate, and all of his rights in respect of Option Awards, which are exercisable at the date of cessation of employment or may be exercised within three months of cessation of employment and which are not exercised within three months of cessation of employment, shall terminate upon the expiration of such three-month period. For the purpose of this paragraph 10.2, the employment of the Grantee shall be deemed to have ceased upon the date of actual termination of employment relations between the Grantee and the Company.

10.3	Death, Disability, Retirement: Notwithstanding anything herein to the contrary, if a Grantee should die, or if a Grantee is unable to continue to be employed by the Company by reason of Disability as defined below, or other cause which is approved by the Committee, or if a Grantee should retire: (i) Option Awards granted to the Grantee, to the extent exercisable at the time of such termination of employment, shall remain exercisable for the remainder of the original term of such Option Awards, and (ii) Option Awards granted to the Grantee, to the extent that they were not exercisable at the time of such termination of employment, shall expire at the close of business on the date of such termination; provided, however, that the Grantee shall be entitled to exercise for the remainder of the original term of the Option Awards the larger amount of: (i) a pro rata portion of the Option Awards that would have been exercisable on the next anniversary of the date of grant or if applicable, of the vesting commencement date (but for such termination of employment); or (ii) the amount of Option Awards that would have been exercisable within 3 months of such termination of employment. Such pro rata portion shall be determined by multiplying the number of Option Awards scheduled to vest on the next anniversary of the date of grant or if applicable, of the vesting commencement date, by a fraction, the numerator of which is the number of full and partial months which the Grantee has been employed with the Company or a subsidiary thereto since the most recent anniversary of the date of grant or of the vesting commencement date (or if less than one month has elapsed since the date of grant or the vesting commencement date, since the date of grant or the vesting commencement date, respectively), and the denominator of which is twelve.

"Disability" when used in this paragraph 10.3 shall mean any physical or mental illness or injury as a result of which Grantee remains incapable of performing his obligations to the Company for a period of 3 (three) consecutive months, or an aggregate of 3 (three) months in any 12 (twelve) month period. Disability shall occur upon the end of such 3 (three) month period.

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10.4	In the event the employment of a Grantee is terminated by the Company for Cause, such Grantee shall not be entitled to exercise the Option Awards subsequent to the time of delivery of the notice of discharge, to the extent such Option Awards have not been exercised prior to such termination.

"Cause" when used in this paragraph 10.4, shall mean (i) the willful and continued failure by the Grantee to perform his duties (including the duty of care and the fiduciary duty, as set forth in the Companies Law) and obligations to the Company (other than such failure resulting from Disability as defined in paragraph 10.3 above) or (ii) the willful engaging by the Grantee in misconduct, which is injurious to the Company. For the purposes of this paragraph 10.4, no act, or failure to act, on a Grantee's part shall be considered "willful" unless done, or omitted to be done, by the Grantee in a manner inconsistent with the standard of care which a reasonable employee at his position would have applied in the circumstances, and/or with lack of good faith and not in the best interest of the Company, in each case, unless the Company had approved the action or omission of the Grantee.

11.	Adjustments: Upon the happening of any of the following described events, a Grantee's rights to purchase shares under the Plan shall be adjusted as hereinafter provided.

11.1	In the event that the ordinary shares of the Company are subdivided or combined into a greater or smaller number of shares or other substantially similar corporate transaction or event, or if, upon a merger, consolidation, reorganization, recapitalization or the like, or if, upon the sale of all or substantially all the assets of the Company, the ordinary shares of the Company are exchanged for other securities of the Company or of another corporation, each Grantee shall be entitled, subject to the conditions herein stated, to purchase such number of ordinary shares or amount of other securities of the Company or such other corporation as were exchangeable for the number of ordinary shares of the Company which such Grantee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, issuance or exchange.

11.2	In the event that the Company issues any of its ordinary shares or other securities as bonus shares upon or with respect to any shares which are at the time subject to a right of purchase by a Grantee hereunder, each Grantee upon exercising such right shall be entitled to receive (if he so elects), in addition to the shares as to which he is exercising such right, the appropriate number of bonus shares, on the same terms and conditions as offered to the other ordinary shareholders, which he would have received had he been the holder of the shares as to which he is exercising his right at all times between the date of the granting of such right and the date of its exercise.

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11.3	Upon the happening of any of the foregoing events, the class and aggregate number of ordinary shares issuable pursuant to the Plan (as set forth in paragraph 6 hereof), in respect of which Option Awards have not yet been granted, shall also be appropriately adjusted to reflect the events specified in paragraphs 11.1 and 11.2 above.

11.4	The Committee shall determine the specific adjustments to be made under this paragraph 11, and its determination shall be conclusive.

12.	Assignability and Sale of Shares:

12.1	No shares purchasable hereunder which were not fully paid for, shall be assignable or transferable by the Grantee. For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of a Grantee's rights in respect of Option Awards or shares purchasable pursuant to the exercise thereof upon the death of such Grantee to his estate or other successors by operation of law or will, whose rights therein shall be governed by paragraph 10.2 hereof.

12.2	The transferability of shares purchasable hereunder shall be subject to the provisions of the Articles of Association of the Company.

12.3	No Option Award may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and during the Grantee's lifetime an Option Award may be exercised only by him. The terms of the Plan and the option agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

13.	Securities Act of 1933; Israel Securities Law, 1967: By his exercise of an Option Award hereunder, the Grantee agrees not to sell, transfer or otherwise dispose of any of the shares so purchased by him except in compliance with the United States Securities Act of 1933, as amended, and the rules and regulations thereunder and the Grantee further agrees that all certificates evidencing any of such shares shall be appropriately legend to reflect such restriction. The Company does not obligate itself to register any shares under the United States Securities Act of 1933, as amended. However, the securities being offered and/or issued hereby have been issued in compliance with the Israel Securities Law, 1967.

14.	Term and Amendment of the Plan:

14.1	This Plan was adopted by the Board of Directors of the Company on July 6, 1999, and shall expire on July 6, 2009 (except as to Option Awards outstanding on that date).

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14.2	The Board of Directors may, at any time and from time to time, terminate or amend the Plan in any respect except that, without the prior approval of the shareholders of the Company: (i) the total number of ordinary shares which may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 11 hereof) and (ii) the provisions of paragraph 4 regarding eligibility may not be modified. In no event may any action of the Company alter or impair the rights of a Grantee, without his consent, under any Option Award previously granted to him.

15.	Continuance of Employment: Neither the Plan nor the Agreement shall impose any obligation on the Company or a related company thereof, to continue any Grantee in its employ, and nothing in the Plan or in any Option Award granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company or a related company thereof or restrict the right of the Company or a related company thereof to terminate such employment at any time.

16.	Governing Law: The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

17.	Application of Funds: The proceeds received by the Company from the sale of shares pursuant to Option Awards granted under the Plan will be used for general corporate purposes of the Company or any related company thereof.

18.	Tax Consequences: Any tax consequences arising to the Grantee from the grant or exercise of any Option Award, from the payment for shares covered thereby or from any other event or act hereunder, shall be borne solely by the Grantee. Furthermore, the Grantee shall agree to indemnify the corporation that employs the Grantee and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

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